   As filed with the Securities and Exchange Commission on October 12, 2000

                                                Registration No. 333-33342
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             --------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                              -------------------

                                 VOXWARE, INC.
            (Exact name of registrant as specified in its charter)


             Delaware                                      36-3934824
     (State or other jurisdiction                        (I.R.S. Employer
   of incorporation or organization)                   Identification Number)

                           Lawrenceville Office Park
                                 P.O. Box 5363
                          Princeton, New Jersey 08543
                                (609) 514-4100
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

               Voxware, Inc. 1994 Stock Option Plan, as amended.

                              -------------------

                             BATHSHEBA J. MALSHEEN
                                 VOXWARE, INC.
                           Lawrenceville Office Park
                                 P.O. Box 5363
                          Princeton, New Jersey 08540
                                (609) 514-4100
                    (Name, address, including zip code, and
         telephone number, including area code, of agent for service)

                              -------------------

                    Copies of all communications, including
     all communications sent to the agent for service, should be sent to:

                               PAUL JACOBS, ESQ.
                          Fulbright & Jaworski L.L.P.
                               666 Fifth Avenue
                           New York, New York  10103
                                (212) 318-3000
                              -------------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                       Proposed maximum        Proposed maximum         Amount of
   Title of Securities            Amount to be        offering price per      aggregate offering      registration
    to be registered              Registered              unit (1)                price (1)               fee
------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
 value per share                800,000 shares            $1.6172               $1,293,760             $341.55

=================================================================================================================

(1) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on October 10, 2000.

                               EXPLANATORY NOTE

     This Registration Statement is being filed pursuant to Instruction E of Form S-8, promulgated pursuant to the Securities Act of 1933, as amended, to register an additional 800,000 shares of Common Stock of Voxware, Inc. issuable pursuant to its 1994 Stock Option Plan, as amended, and includes the Registration Statement facing page, this page, the signature page, an exhibit index, an exhibit 5 legal opinion and an accountant's consent. Pursuant to Instruction E, the content of Voxware's Registration Statement on Form S-8
(No. 333-33342), including the exhibits thereto, are incorporated by reference into this Registration Statement.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey on October 12, 2000.

                              VOXWARE, INC.

                              By: /s/ Bathsheba J. Malsheen
                                  ------------------------------------------
                                 Bathsheba J. Malsheen
                                 President and Chief Executive Officer

                                 POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints BATHSHEBA J. MALSHEEN and NICHOLAS NARLIS, or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:





/s/ Bathsheba J. Malsheen                         President, Chief Executive
-----------------------------------               Officer and Director                    October 12, 2000
Bathsheba J. Malsheen                             (principal executive officer)



/s/ Nicholas Narlis                               Vice President, Chief Financial
-----------------------------------               Officer, Treasurer and Secretary        October 12, 2000
Nicholas Narlis                                   (principal financial officer and
                                                  principal accounting officer)

 /s/ David B. Levi
-----------------------------------               Director                                October 12, 2000
David B. Levi

/s/ Eli Porat
-----------------------------------               Director                                October 12, 2000
Eli Porat

                               INDEX TO EXHIBITS

Exhibit
  No.    Description                                                    Page No.
-------  -----------                                                    --------

4.1      Voxware, Inc. 1994 Stock Option Plan, as amended

5        Opinion of Fulbright & Jaworski L.L.P.

23.1     Consent of Arthur Andersen LLP

23.2     Consent of Fulbright & Jaworski L.L.P.(included in Exhibit 5)

24       Power of Attorney (included in signature page)

                                     II-2